                                                                    EXHIBIT 10.7

                    RESIDENTIAL MORTGAGE FINANCING FACILITY
                                PROMISSORY NOTE

$150,000,000                                      Dated: as of June 13, 1997
New York, New York

FOR VALUE RECEIVED, the undersigned ("Customer" or "you"), HEREBY PROMISES TO PAY to the order of Nikko Financial Services, Inc. ("Nikko"), for the benefit of Nikko and the holders from time to time of interests herein, in lawful money of the United States of America, the lesser of (i) one hundred and fifty million
                                             -
dollars and (ii) the aggregate unpaid principal amount of all Advances made by
             --
Nikko to you pursuant to the Residential Mortgage Financing Facility, dated the date hereof (as amended, the "Facility"), between Nikko and you, ON DEMAND or,
                                                                 ---------
if separately agreed to by Nikko in writing with respect to any Advance, on the date specified for repayment of such Advance (the date of demand or such specified date, as applicable, the "Maturity Date"). Repayment of each Advance hereunder shall be made with interest on such Advance from and including the date on which such Advance is made until the principal amount of the applicable Advance is paid in full on the applicable Maturity Date (and, as to any overdue principal and accrued interest thereon, on demand), at an interest rate per annum equal to the Advance Rate applicable to such Advance and on such overdue amounts as provided herein. Each Advance under this promissory note (the "Promissory Note") shall be evidenced by an entry on Nikko's books and records.

1.  DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein
    -----------
shall have the respective meanings ascribed to them in the Facility.

2.  LATE PAYMENTS.  You shall pay interest on any overdue principal of each
    -------------
Advance and (to the extent permitted by applicable law) accrued interest thereon, payable daily at a fluctuating interest rate per annum equal to 5% above the rate of interest per annum quoted as the prime rate in The Wall Street
                                                                 ---------------
Journal (the "Default Rate"), each change in such Default Rate to take effect
-------
simultaneously with any change in such prime rate.

3.  FACILITY.  This Promissory Note is the Promissory Note referred to in the
    --------
Facility and is entitled to the benefit and is subject to the provisions of the Facility and the other Program Documents.

4.  PAYMENTS AND COMPUTATIONS.  You shall make each payment due hereunder prior
    -------------------------
to 12:00 p.m. New York City time on the day when due to Nikko pursuant to Nikko's instructions in same day funds. All computations of interest shall be made by Nikko on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any payment to be made hereunder on a day other than a Business Day shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

5.  NO PREPAYMENT.  With respect to any Advance for which a specific Maturity
    -------------
Date is separately agreed to by Nikko in writing, you shall have no right to prepay any principal amount of such Advance without Nikko's prior consent.

6.  EVENTS OF DEFAULT.  If any of the following events (each, an "Event of
    -----------------
Default") shall occur and be continuing:

a) you shall fail to pay when due any principal of, interest on or other amounts due and payable under this Promissory Note attributable to any Advance made hereunder; or

b) you shall fail to perform or observe any other term, covenant or agreement contained in the Program Documents on your part to be performed or observed when required; or

c) any representation or warranty made by you (or any of your officers) in the Program Documents or in any document delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

d) you or any of your subsidiaries shall fail to pay any of your or its indebtedness for borrowed money (including non-recourse indebtedness), or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or shall fail to make any payment when due under your or its guarantee of another person's indebtedness for borrowed money, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or guarantee; or any other default under any agreement or instrument relating to any such indebtedness or guarantee, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement, instrument or guarantee, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness or guarantee; or if any such indebtedness or guarantee shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

e) a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for you or any of your subsidiaries, or of any of your or their property, is appointed or takes possession of such property; or you or any of your subsidiaries generally fails to pay your or its debts as they become due; or you or any of your subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, any successor or similar applicable statute, or any administrative insolvency scheme, against you or any of your subsidiaries; or any of your or their property is sequestered by court or administrative order; or a petition is filed against you or any of your subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or

f) you or any of your subsidiaries files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for you or any of your subsidiaries, or of all or any part of your or their property; or makes an assignment for the benefit of your or their creditors; or

g) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against you or any of your subsidiaries; or

h) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of you or of any of your subsidiaries, or shall have taken any action to displace the management of you or of any of your subsidiaries or to curtail its authority in the conduct of the business of you or of any of your subsidiaries, or any Agency takes any action to remove, limit or restrict the approval of you as an issuer, lender or a seller/servicer of mortgage loans; or

i) you or any of your subsidiaries shall default under, or fail to perform as requested under, or shall otherwise breach the terms of any instrument, agreement or contract between you and Nikko or any of Nikko's affiliates; or

j) any material adverse change occurs in the financial condition, operations, business prospects or corporate structure of you or any of your subsidiaries;

then, and in any such event, Nikko may (i) by notice to you, declare this
                                        -
Promissory Note and all Advances made hereunder, the outstanding principal of and all interest accrued thereon and all other amounts payable hereunder and under the Program Documents to be immediately due and payable, whereupon this Promissory Note and all such Advances, interest and other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by you, and
(ii) exercise or cause to be exercised all rights and remedies of Nikko as
 --
secured party hereunder and under the other Program Documents; provided, that
                                                               --------
upon occurrence of any Event of Default described in paragraphs (e) and (f) above, the outstanding principal of and accrued interest on this Promissory Note and all other amounts payable hereunder and under the Program Documents shall immediately and automatically become due and payable without presentment, demand, protest or notice of any kind.

7.  GRANT OF SECURITY INTEREST TO NIKKO.  (a) In consideration for the making of
    -----------------------------------
each respective Advance and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you hereby convey, transfer, mortgage, hypothecate, pledge, grant and assign to Nikko and its successors and assigns, as security for the payment of the Obligations, a first priority perfected security interest in and lien on all of your right, title and interest in, under and to the following properties, estates, rights and privileges, whether now existing or hereafter acquired (collectively, the "Collateral"):

(i) All Mortgage Loans described in a Collateral Receipt, all payments of principal and interest thereon and all related items constituting the complete file for each such Mortgage Loan (including, without limitation, all escrow payments, mortgage notes, mortgages, title insurance policies, primary mortgage insurance policies, guarantees, applications, appraisals, surveys and all other documents evidencing or relating to the Mortgage Loan and all other documents described in the related

      Collateral Receipt), wherever located and whether now or hereafter held in whole or in part by a Custodian, Nikko, you or otherwise;

(ii) All FHA/VA Commitments and Purchase Commitments related to the Mortgage Loans that are described in, and all other documents required to be submitted in connection with, a Collateral Receipt, wherever located and whether now or hereafter held in whole or in part by a Custodian, Nikko, you or otherwise;

(iii) All Agency Securities related to the Mortgage Loans that are described in a Collateral Receipt, wherever located and whether now or hereafter held in whole or in part by a Custodian, Nikko, The Nikko Securities Co. International, Inc. ("NSI"), you or otherwise;

(iv) All securities or cash on deposit with, or received by, Nikko or Custodian for your account in connection with any transaction or in respect of such Mortgage Loans or Agency Securities, or representing proceeds of Collateral;

(v) All tangible and intangible personal property of whatever kind, including all payments with respect thereto and all proceeds thereof, that relates to such Mortgage Loans, Agency Securities, FHA/VA Commitments or Purchase Commitments, wherever located and whether now or hereafter held in whole or in part by a Custodian, Nikko, you or otherwise;

(vi) All property held for your account by a Custodian or any affiliate of Nikko;

(vii) All of your rights, powers and privileges related to the servicing of the Mortgage Loans, including all Servicing Records;

(viii) Any additional items submitted in connection with a Collateral Receipt;

(ix) All such other additional assets or items as you and Nikko shall agree upon from time to time; and

(x)   All proceeds of any of the foregoing.

(b) To induce Nikko and NSI to accept assignment of Purchase Commitments you hereby convey, transfer, mortgage, hypothecate, pledge, grant and assign to Nikko and NSI as security for your performance under such Purchase Commitments, a security interest in, and lien on, the Collateral that is solely subordinate to, and junior to, the liens set forth in Section 7(a) hereof.

8.  AMENDMENTS, ETC.  No amendment or waiver of any provision of this Promissory
    ----------------
Note, nor any consent to any failure by you to comply therewith, shall be effective unless the same shall be in writing and signed by Nikko. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

9.  NOTICES.  All written communications hereunder shall be mailed, telecopied
    -------
or delivered at the respective addresses as listed in the Custody Agreement or at such other address as shall be designated by you or Nikko in a written notice to the other. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

10.  NO WAIVER, REMEDIES.  No failure on the part of Nikko to exercise, and no
     -------------------
delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided in equity or at law.

11.  BINDING EFFECT; GOVERNING LAW; VENUE.  This Promissory Note shall be
     ------------------------------------
binding upon you and your successors and assigns, and shall inure to the benefit of Nikko and its successors and assigns. You may not assign your obligations under this Promissory Note without the prior written consent of Nikko. Nikko may assign, by bookkeeping entry on Nikko's records or otherwise, all or any part of, or any interest in, Nikko's rights and benefits hereunder, including, without limitation, its right to payments of principal and interest, and the items of Collateral, with respect to a particular Advance. To the extent of such assignment, such assignee shall have the same rights and benefits against you as it would have had if it were Nikko hereunder. However, nothing contained herein shall preclude Nikko from continuing to exercise all of its rights hereunder for the benefit of any such assignee of Nikko, and you shall continue to accept directions and other notices solely from Nikko unless otherwise notified by Nikko in writing. This Promissory Note shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict of law principles thereof. You waive trial by jury. You hereby irrevocably consent to the non-exclusive jurisdiction of any court of the State of New York, or in the United States

District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Promissory Note. You hereby submit to, and waive any objection you may have to, personal jurisdiction and venue in the courts of the State of New York and the United States District Court for the Southern District of New York, with respect to any disputes arising out of or relating to this Promissory Note. You consent to service of process by mail at the address specified pursuant to Section 9 hereof and waive any objection you may have to the sufficiency or adequacy of such method of service of process. The time for the performance of any obligation hereunder shall be strictly construed, time being of the essence.


IN WITNESS WHEREOF, you have caused this Promissory Note to be executed by your officer thereunto duly authorized, as of the date first above written.



PREFERRED CREDIT CORPORATION, as Customer

By:  /s/ Todd A. Rodriguez
   -------------------------------
Name:  Todd A. Rodriguez
     -----------------------------
Title: C.E.O
      ----------------------------

                          FORM OF OPINION OF COUNSEL


                                          Dated: June 16th, 1997

Nikko Financial Services, Inc.
200 Liberty Street, 28th Floor
New York, New York 10281-1095
Attention: Mr. Roddy R. Ennico


Re: Residential Mortgage Financing Program

Gentlemen:

We have acted as counsel to Preferred Credit Corporation, a corporation organized and existing under the laws of the State of California ("Customer"), in connection with the preparation, execution and delivery of the Residential Mortgage Financing Facility, dated June 13, 1997 (the "Facility"), between Customer and Nikko Financial Services, Inc. ("Nikko"), and the other documents referred to therein.

This opinion is furnished to you pursuant to Section 5.1 of the Facility. Capitalized terms used and not otherwise defined herein shall have the meaning given them in the Program Documents as defined herein.

In connection with this opinion, we have examined executed copies of and are familiar with the following agreements and documents:

(a) the Facility, the Promissory Note, the Tri-Party Custody Agreement and the Collateral Receipt (collectively, the "Program Documents");

(b) resolutions adopted by the Board of Directors of the Customer, authorizing the transaction contemplated by the Facility and

(c) such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. Where facts were not independently established, we have relied, to the extent that we believed such reliance was justified, upon certificates of officers of the Customer, public officials and other appropriate persons.

Based upon the foregoing and having regard to the legal considerations we deem relevant, we are of the opinion that:

1. The Customer (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) has the power and authority to carry on its business as presently conducted by it, and (c) has the power and authority to execute and deliver the Program Documents and to perform all of its obligations thereunder.

2. The Program Documents have been duly authorized, executed and delivered by the Customer and constitute the legal, valid and binding obligations of the Customer, enforceable against the Customer in accordance with their respective terms, except as enforceability may be subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights or remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) affecting the enforcement of obligations.

3. The execution and delivery by the Customer of each of the Program Documents and the performance by the Customer of its obligations thereunder and the consummation by the Customer of the transactions described therein (a) will not violate or be in conflict with (i) any provision of applicable law, (ii) any order of any court or other governmental authority, (iii) any rule or regulation of any governmental authority, (iv) any provision of any shareholders' agreement or thrust with respect to the securities or related rights of the Customer, (b) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any material instrument, indenture, agreement or other obligation to which the Customer is a party or by which it or any of its assets and properties is or may be bound or subject and (c) will not result in or create any lien, charge or encumbrance or require any consent under, any indenture or any loan, credit or similar agreement of the Customer or applicable to its assets.

4. No consent, approval or authorization of or registration, declaration or filing with (except to the extent financing statements may be required to be filed to perfect security interests in so much of the Collateral as constitutes property in which a financing statement may or must be filed to perfect such security interest under the applicable Uniform Commercial
    Code), any governmental authority or other person (including, without limitation, the shareholders of the Customer) is required of the Customer as a condition precedent, concurrent or subsequent to or in connection with (a) the due and valid execution, delivery and performance by the Customer of its obligations under the Program Documents, (b) the consummation of the transactions described in the Program Documents, (c) the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants or other terms or provisions of the Program Documents,
    (d) grant by the Customer of the security interest created pursuant to the Program Documents of the validity and enforceability thereof or (e) the perfection of or the exercise of any of the rights and remedies provided in the Program Documents.

5. There are no actions, suits, or proceedings pending, or, to the best of our knowledge after due inquiry, threatened at law, in equity, in arbitration or before any court or other governmental authority involving or affecting (a) the Customer that could have a material adverse effect on the assets or business of the Customer, (b) the obligations of the Customer under the Program Documents, (c) any of the transactions by the Customer contemplated by the Program Documents, (d) the Customer that could reasonably be expected to materially adversely affect the financial condition, assets, operations or ability of the Customer to carry out the transactions contemplated in the Program Documents, including the grant of the security interest in and lien on the Collateral. The Customer is not in default with respect to any judgment, writ, injunction, decree, rule or regulation or any governmental authority, which default could have or has had such a material adverse effect.

6. The Program Documents will grant fully to Nikko a valid, first priority perfected security interest in and lien on all of the Customer's right, title and interest in, under and to the Collateral. The delivery to the Custodian of the assignments of mortgage and the original endorsed mortgage notes as contemplated by the Program Documents is sufficient to permit Nikko to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Customer, and pursuant to the terms and conditions of the Program Documents, is sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgages and the mortgage notes by the Customer from being enforceable.





Very truly yours,



^^            ^^
_________________________________


                                       2

                       AUTHORIZED OFFICER'S CERTIFICATE

I, Walter E. Villaume, hereby certify that I am a duly appointed, qualified and acting President/Secretary of Preferred Credit Corporation (the "Corporation"), and further that, in connection with (i) the Residential Mortgage Financing Facility, dated June 13, 1997, between Nikko Financial Services, Inc. ("Nikko") and the Corporation (the "Facility"), (ii) the Promissory Note, dated June 13, 1997, executed by the Corporation payable to the order of Nikko (the "Promissory Note"), (iii) one or more Tri-Party Custody Agreements in the form of the Tri-Party Custody Agreement, dated June 13, 1997, among Nikko, the Corporation and Bankers Trust Co. of California, N.A., as Custodian (collectively, the "Custody Agreement"), (iv) each Collateral Receipt, and (v) each other amendment, supplement, security agreement, financing statement, certificate and any other agreement, instrument or document related to the foregoing (the Facility, the Promissory Note, each Custody Agreement, each Collateral Receipt and each other related agreement, instrument or document, collectively, the "Program Documents"), as follows:

Each of the persons named below is on the date hereof a duly elected and qualified incumbent officer of the Corporation and/or has been authorized, pursuant to a resolution adopted by the Corporation's Board of Directors, to act on behalf of the Corporation, to execute any of the Program Documents and to make an Election to Borrow (as defined in the Facility) on behalf of the Corporation, but such list is not an exclusive list of those persons authorized to act on behalf of the Corporation. The signature appearing at the right of said person's name below is the genuine signature of said person.

         Title                      Name                      Signature

Chief Executive Officer        Todd A. Rodriguez         /s/ Todd A. Rodriguez
-----------------------      ----------------------     -----------------------
President                      Walter F. Villaume        /s/ Walter F. Villaume
-----------------------      ----------------------     -----------------------
Chief Financial Officer        Li-Lin Ko                 /s/ Li-Lin Ko
-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

-----------------------      ----------------------     -----------------------

IN WITNESS WHEREOF, Corporation has caused this Authorized Officer's Certificate to be executed in its name by a duly authorized officer, this 16th day of June, 1997.

Preferred Credit Corporation, as Customer

By:
    -----------------------------

Name: /s/ Walter F. Villaume
     ----------------------------
Title: President/Secretary
      ---------------------------

UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS OF PREFERRED CREDIT CORPORATION


The undersigned, being all of the Directors of Preferred Credit Corp. a
                                               ---------------------
California corporation (the "Corporation"), acting by written consent without a
----------
meeting pursuant to the applicable corporation law of its state of incorporation, _______________ do hereby approve and adopt the following resolutions:

RESOLVED, That it is in the best interest of the Corporation to enter into (i) that certain Residential Mortgage Financing Facility, dated June 13, 1997,
                                                            -------
between Nikko Financial Services, Inc. ("Nikko") and the Corporation (the "Facility"), (ii) that certain Promissory Note, dated June 13, 1997, executed by
                                                      -------
the Corporation payable to the order of Nikko (the "Promissory Note") and (iii) one or more Tri-Party Custody Agreements in the form of that certain Tri-Party Custody Agreement, dated June 13, 1997, among Nikko, the Corporation and Bankers
                         -------                                         -------
Trust Co. of California NA as Custodian (collectively, the "Custody Agreement";
--------------------------
the Facility, the Promissory Note and the Custody Agreement, collectively, the "Program Documents"), true and correct copies of each of which are attached hereto, and to secure the obligations of the Corporation under the Program Documents with the Collateral described in, and granted pursuant to, the Program Documents; and

RESOLVED FURTHER, That the Program Documents are, and are hereby, authorized and approved, and that the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer or any Assistant Treasurer and such other individuals as indicated on the list attached hereto (each, an "Authorized Officer") of the Corporation be, and each Authorized Officer is hereby, authorized, empowered and directed to execute the Program Documents and make an Election to Borrow (as defined in the Program Documents) for and on behalf and in the name of the Corporation, with such changes in the terms of provisions thereof as the Authorized Officer executing the same shall in his sole discretion deem necessary or desirable and in the best interest of the Corporation, his signature being conclusive evidence that he did so deem any such changes to be necessary or desirable and in the best interest of the Corporation; and

RESOLVED FURTHER, That each Authorized Officer of the Corporation be, and is hereby, authorized, empowered and directed to perform all the transactions contemplated by the Program Documents, as defined therein, specifically including, but not limited to, the execution and delivery of the Collateral Receipts contemplated by and as defined in the Program Documents, with such modifications, amendments and further instruments, security agreements, financing statements, certificates and other agreements, instruments or documents as such Authorized Officer, in such Authorized Officer's discretion, deems necessary or desirable and in the best interest of the Corporation, such Authorized Officer's taking of any such action, for, on behalf or in the name of the Corporation, and/or such Authorized Officer's execution and delivery for, and on behalf and in the name of the Corporation, of any such agreement, instrument or document being conclusive evidence that such Authorized Officer did so deem the same to be necessary or desirable and in the best interest of the corporation; and

RESOLVED FURTHER, That the Authorized Officers be, and are hereby, authorized, empowered and directed to consummate the loan transactions contemplated by the Program Documents and to request Advances (as defined in the Program Documents) pursuant to the Program Documents and the other documents executed or to be executed in connection therewith, up to an aggregate loan balance outstanding at any one time not to exceed $15,000,000, provided that, in connection with the Advances, the execution of any document and the giving of any Election to Borrow by any employee of the Corporation that is not an Authorized Officer shall nonetheless be conclusively deemed to be authorized by the Corporation if Nikko advanced funds with respect thereto; and

RESOLVED FURTHER, That the Secretary of the Corporation be, and is hereby, authorized, empowered and directed to certify and attest any documents which such officer may deem necessary or desirable to consummate the transactions contemplated by the Program Documents, provided,however, that such certification or attestation shall not be required for the validity of the particular documents; and

RESOLVED FURTHER, That any and all actions relating to the negotiation and execution of the Program Documents by the Corporation taken in good faith by the officers and directors of the Corporation prior to the date hereof on behalf of the Corporation as its own act and deed, and shall be conclusively deemed to be such corporate act and deed for all purposes.

IN WITNESS WHEREOF, The undersigned, being all of the Directors of Preferred
                                                                   ---------
Credit Corporation, have executed this Unanimous Written Consent effective as of
------------------
this 16th day of June, 1997.
     ----        ----

/s/ Todd A. Rodriguez
-----------------------------
^^
-----------------------------

-----------------------------